Exhibit 99.1

NANOVIRICIDES CLOSES ON $11.5 MILLION UNDERWRITTEN PUBLIC OFFERING OF COMMON STOCK

SHELTON, CONNECTICUT — Monday, July 13, 2020 -- NanoViricides, Inc. (NYSE American: NNVC) (the "Company") a global leader in the development of highly effective antiviral therapies based on a novel nanomedicines platform, today announced that it has completed an underwritten public offering (the “Offering”) with gross proceeds of $11.5 million before deducting underwriting discounts and other estimated offering expenses. The Offering included 1,369,863 shares and a fully exercised Underwriters’ over-allotment option of 205,479 additional shares of the Company’s common stock at the public offering price of $7.30 per share. No warrants were issued in this Offering.

Kingswood Capital Markets, a division of Benchmark Investments, Inc., acted as sole bookrunner for the Offering. Maxim Group, LLC acted as a financial adviser. The purchase price reflects a discount of approximately 17% to the closing price of $8.71 on July 8, 2020, when the Underwriting Agreement was entered into. The Offering closed on Friday, July 10, 2020.

The net proceeds to the Company after deducting underwriter’s commission and agreed upon customary fees and expenses were approximately $10.53 million, before deducting the Company’s legal and accounting expenses related to the Offering. The Company intends to use the net proceeds to fund general corporate purposes and to fund ongoing operations.

This offering was made pursuant to an effective registration statement on Form S-3 (File No. 333-237370) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on April 2, 2020. A final prospectus describing the terms of the proposed offering was filed on July 9, 2020, with the SEC and is available on the SEC’s website located at http://www.sec.gov.

A Current Report on Form 8-K will be filed on Monday, July 13, 2020 with the SEC. The description of the Offering contained herein is qualified in its entirety by reference to this Current Report and attached Exhibits thereto.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company believes that with this financing it should have sufficient funds to support both its lead drug program for the treatment of Shingles rash and its broad-spectrum coronavirus drug program for the treatment of SARS-CoV-2 infection in response to the global COVID-19 pandemic through early stage human clinical trials.

The Company is working with its regulatory consultants on completing an IND with the US FDA to advance its lead drug candidate NV-HHV-101 into human clinical trials for topical dermal treatment of Shingles rash as the initial indication. In particular, the Company is working on finalizing the clinical trials plan for the anticipated human clinical trials for shingles rash treatment. The Company is also in the process of finalizing clinical trial sites. This process has been adversely affected by the current global COVID-19 pandemic, and in particular, its effects across the USA.

The Company has recently reported strong effectiveness as well as strong safety in relevant animal models of its drug candidates in development for the treatment of SARS-CoV-2 infection which leads to COVID-19 disease. The Company believes that it is close to selecting a clinical candidate worthy of advancing into human clinical trials for the treatment of SARS-CoV-2 infection, based on these studies.

Prior to filing for human clinical trials, NanoViricides plans on conducting studies, towards clinical candidate selection, to further determine the effectiveness against SARS-CoV-2, perform additional drug development studies as may be necessary, and request a pre-IND Meeting with the US FDA for regulatory guidance.

Importantly, nanoviricides are designed to act by a novel mechanism of action, trapping the virus particle like the “Venus-fly-trap” flower does for insects. Antibodies, in contrast, only label the virus for other components of the immune system to take care of. It is well known that the immune system is not functioning properly at least in severe COVID-19 patients.

Additionally, it is well known that viruses escape antibody-drugs via mutations. The Company’s “nanoviricide” drug candidates, in contrast, are designed to be broad-spectrum, and therefore virus escape by mutations is expected to be unlikely.

The market size for the treatment of shingles is estimated at approximately one billion dollars by various estimates. These estimates take into account the Shingrix® vaccine as well as existing vaccines. About 500,000 to 1 million cases of shingles occur in the USA alone every year.

The market size for our immediate target drugs in the HerpeCide™ program is variously estimated at billions to tens of billions of dollars. The Company believes that its dermal topical cream for the treatment of shingles rash will be its first drug heading into clinical trials. The Company believes that additional topical treatment candidates in the HerpeCide™ program, namely, HSV-1 "cold sores" treatment, and HSV-2 "genital ulcers" treatment are expected to follow the shingles candidate into IND-enabling development and then into human clinical trials. These additional candidates are based on NV-HHV-101, thereby maximizing return on investments and shareholder value.

The Company develops its class of drugs, that we call nanoviricides®, using a platform technology. This approach enables rapid development of new drugs against a number of different viruses. A nanoviricide is a “biomimetic” - it is designed to “look like” the cell surface to the virus. The nanoviricide® technology enables direct attacks at multiple points on a virus particle. It is believed that such attacks would lead to the virus particle becoming ineffective at infecting cells. Antibodies in contrast attack a virus particle at only a maximum of two attachment points per antibody.

In addition, the nanoviricide technology also simultaneously enables attacking the rapid intracellular reproduction of the virus by incorporating one or more active pharmaceutical ingredients (APIs) within the core of the nanoviricide. The nanoviricide technology is the only technology in the world, to the best of our knowledge, that is capable of simultaneously (a) attacking extracellular virus to break the reinfection cycle, and (b) disrupting intracellular production of the virus, thus enabling complete control of a virus infection.

About NanoViricides

NanoViricides, Inc. (www.nanoviricides.com) is a development stage company that is creating special purpose nanomaterials for antiviral therapy. The Company's novel nanoviricide® class of drug candidates are designed to specifically attack enveloped virus particles and to dismantle them. Our lead drug candidate is NV-HHV-101 with its first indication as dermal topical cream for the treatment of shingles rash. The Company is in the process of completing an IND application to the US FDA for this drug candidate. The Company cannot project an exact date for filing an IND because of its dependence on a number of external collaborators and consultants, and the effects of recent COVID-19 restrictions.

The Company is also developing drugs against a number of viral diseases including oral and genital Herpes, viral diseases of the eye including EKC and herpes keratitis, H1N1 swine flu, H5N1 bird flu, seasonal Influenza, HIV, Hepatitis C, Rabies, Dengue fever, and Ebola virus, among others. NanoViricides’ platform technology and programs are based on the TheraCour® nanomedicine technology of TheraCour, which TheraCour licenses from AllExcel. NanoViricides holds a worldwide exclusive perpetual license to this technology for several drugs with specific targeting mechanisms in perpetuity for the treatment of the following human viral diseases: Human Immunodeficiency Virus (HIV/AIDS), Hepatitis B Virus (HBV), Hepatitis C Virus (HCV), Rabies, Herpes Simplex Virus (HSV-1 and HSV-2), Varicella-Zoster Virus (VZV), Influenza and Asian Bird Flu Virus, Dengue viruses, Japanese Encephalitis virus, West Nile Virus and Ebola/Marburg viruses. The Company has executed a Memorandum of Understanding with TheraCour that provides a limited license for research and development for drugs against human coronaviruses. The Company intends to obtain a full license and has begun the process for the same. The Company’s technology is based on broad, exclusive, sub-licensable, field licenses to drugs developed in these areas from TheraCour Pharma, Inc. The Company’s business model is based on licensing technology from TheraCour Pharma Inc. for specific application verticals of specific viruses, as established at its foundation in 2005.

This press release contains forward-looking statements that reflect the Company's current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by NanoViricides, Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities.  Although it is not possible to predict or identify all such factors, they may include the following: demonstration and proof of principle in preclinical trials that a nanoviricide is safe and effective; successful development of our product candidates; our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking; the successful commercialization of our product candidates; and market acceptance of our products. FDA refers to US Food and Drug Administration. IND application refers to “Investigational New Drug” application. CMC refers to “Chemistry, Manufacture, and Controls”.

Contact:
NanoViricides, Inc.
info@nanoviricides.com

Public Relations Contact:
MJ Clyburn
TraDigital IR
clyburn@tradigitalir.com